Exhibit 14.1

CIFC Direct Lending Evergreen Fund Code of Ethics

Purpose of the Code of Ethics

The Company has adopted this 1940 Act Code of Ethics to set forth guidelines and procedures that promote ethical practices and conduct by all of the Company’s Access Persons, as defined below, and to ensure compliance with the Federal Securities Laws. To the extent that any such individual is subject to compliance with the separately maintained Code of Ethics of the Adviser, Administrator or underwriter, as applicable, whose Codes of Ethics comply with Rule 17j-1, compliance by such individuals with the provisions of the Code of Ethics of the applicable service provider (the Adviser, Administrator or underwriter) shall constitute compliance with this 1940 Act Code of Ethics. The 1940 Act Code of Ethics is based on the principle that each Access Person of the Company will conduct such activities in accordance with the following principles:

•
to be dutiful in placing the interests of the Company’s shareholders first and before their own;
•
all personal securities transactions must be conducted consistently with this 1940 Act Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of the Company and responsibility; and
•
adhere to the fundamental standard that Access Persons shall not take inappropriate advantage of their position.

Any violation of this 1940 Act Code of Ethics must be reported promptly to the Company CCO. Failure to do so will be deemed a violation of the 1940 Act Code of Ethics.

Legal Requirement

Pursuant to Rule 17j-1(b) of the 1940 Act, it is unlawful for any Access Person to:

•
employ any device, scheme or artifice to defraud the Company;
•
make any untrue statement of a material fact to the Company or fail to state a material fact necessary in order to make the statements made to the Company, in light of the circumstances under which they were made, not misleading;
•
engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or
•
engage in any manipulative practice with respect to the Company, in connection with the purchase or sale (directly or indirectly) by such Access Person of a security "held or to be acquired" by the Company.

Definitions - All definitions shall have the same meaning as explained in Rule 17j-1 or Section 2(a) of the 1940 Act and are summarized below.

Access Person– Any officers, Directors, general partner or employee of the Company or of the Adviser (or of any entity in a control relationship to the Company or Adviser) who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

1

Automatic Investment Plan – A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial Ownership – in general and subject to the specific provisions of Rule 16a-1(a)(2) under the Exchange Act having or sharing, directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise, a direct or indirect “pecuniary interest” in the security.

Connected Persons – Adult children or parents living at home, and any relative, person or entity for whom the Access Person directs the investments or securities trading unless otherwise specified.

Control - shall have the same meaning as that set forth in Section 2(a)(9) of the Exchange Act.

Covered Security – shall be any security except that it does not include:

•
Direct obligations of the Government of the United States;
•
Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements; and
•
Shares issued by open-end funds (excluding open-end exchange traded funds).

Exchange Traded Fund (“ETF”) - an open-end registered investment company that is not a unit investment trust, and that operates pursuant to an order from the SEC exempting it from certain provisions of the 1940 Act permitting it to issue securities that trade on the secondary market. Examples of open-end exchange-traded funds include, but are not limited to: Select Sector SPDRS; iShares; PowerShares; etc.

Fund - an investment company registered under the 1940 Act.

Independent Directors - those directors of the Company that would not be deemed an “interested person” of the Company, as defined in Section 2(a)(19)(A) of the 1940 Act.

Initial Public Offering - an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Act.

Investment Personnel - any employee of the Company or Adviser (or of any company in a control relationship to the Company or Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company or any natural person who controls the Company or Adviser and who obtains information concerning recommendations made to the Company regarding the purchase or sale of securities by the Company.

Limited Offering - an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

Purchase or Sale of a Covered Security - includes, among other things, the writing of an option to purchase or sell a Covered Security.

Security held or to be Acquired by the Company means:

1.
Any Covered Security which, within the most recent fifteen (15) days:
•
Is or has been held by the Company; or

•
Is being or has been considered by the Company or its Adviser for purchase by the Company; and
•
Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

Policies of the Company Regarding Personal Securities Transactions General

No Access Person of the Company shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1 as set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this 1940 Act Code of Ethics.

Specific Policies

1.
Restrictions on personal securities transactions by Access Persons, other than Independent Directors and persons covered under an equivalent code of ethics of the Company’s service provider.

No Access Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he/she knows or should have known at the time of such purchase or sale:

•
is being considered for purchase or sale by the Company; or
•
is being purchased or sold by the Company.

Pre-approval of Investments in IPOs and Limited Offerings.

Investment Personnel must obtain approval from the Adviser (pursuant to the terms of the Adviser’s Code of Ethics) before directly or indirectly acquiring beneficial ownership in any Covered Securities in an Initial Public Offering or in a private placement or other Limited Offering.

2.
Restrictions on personal securities transactions by Independent Directors.

The Company recognizes that an Independent Director does not have on-going, day-to-day involvement with the operations of the Company. In addition, it has been the practice of the Company to give information about securities purchased or sold by the Company or considered for purchase or sale by the Company to Independent Directors in materials circulated more than 15 days after such securities are purchased or sold by the Company or are considered for purchase or sale by the Company. Accordingly, the Company believes that less stringent controls are appropriate for Independent Directors, as follows:

Independent Directors need not make an initial or annual holdings report but shall submit the same quarterly report as required under the Reporting Requirements below, but only for a transaction in a Covered Security where he or she knew or, in the ordinary course of fulfilling his or her official duties as an Independent Director, should have known, that during the 15-day period immediately preceding the date of the transaction such Covered Security is or was purchased or sold, or considered for purchase for sale, by the Company.

Reporting Requirements

The Company CCO or designee shall monitor all personal trading activity of all Access Persons as deemed appropriate and covered by this 1940 Act Code of Ethics. An Access Person of the Company who is also an Access Person of a Service Provider may submit such reporting requirements via the forms prescribed by any such separate code of ethics (and not directly to the Company CCO) provided that the associated forms comply with the requirements of Rule 17j-1(d)(1) of the 1940 Act.

Initial/Ongoing Disclosure of Personal Brokerage Accounts. Within ten (10) days of the commencement of employment or at the commencement of a relationship with the Company, all Access Persons, except Independent Directors, are required to submit to the Company CCO a report stating the names and account numbers of all of their personal brokerage accounts, brokerage accounts of any Connected Person, and any brokerage accounts which they control or in which they or a Connected Person has Beneficial Ownership. Such report must contain the date on which it is submitted and the information in the report must be current as of a date no more than forty-five (45) days prior to that date. In addition, if a new brokerage account is opened during the course of the year, the Company CCO must be notified immediately. The information required above must be provided to the Company CCO on an annual basis. Disclosure of an account shall cover, at a minimum, all accounts at a broker-dealer, bank or other institution opened during the quarter and provide the following information:

•
the name of the broker, dealer or bank with whom the Access Person has established the account;
•
the date the account was established;
•
the date that the report is submitted by the Access Person.

Each of these accounts is required to furnish duplicate confirmations and statements to the Company CCO.

CCO Holdings Report. Within ten (10) days of becoming an Access Person (and with information that is current as of a date no more than forty-five (45) days prior to the date that the person becomes an Access Person), each Access Person, except Independent Directors, must submit (i) a holdings report that must contain, at a minimum, the title and type of security, and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Covered Security in which the Access Person has any direct or indirect Beneficial Ownership and (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the Access Person’s direct or indirect benefit as of the date they became an Access Person. This report must state the date on which it is submitted.

Quarterly Transaction Reports. All Access Persons, except Independent Directors, shall report to the Company CCO or designee the following information with respect to transactions in a Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the Covered Security:

•
The date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and the principal amount of each Covered Security;
•
The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
•
The price of the Covered Security at which the transaction was effected;
•
The name of the broker, dealer, or bank with or through whom the transaction was effected; and
•
The date the Access Person submits the report.

Reports pursuant to this section of this 1940 Act Code of Ethics shall be made no later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall include a certification that the reporting person has reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this 1940 Code of Ethics. Confirmations and brokerage statements sent directly to the appropriate address noted above is an acceptable form of a quarterly transaction report.

Review of Reports

The Company CCO, or designee, shall be responsible for reviewing the reports received, maintaining a record of the names of the persons responsible for reviewing these reports, and as appropriate and reporting to the Board:

•
any transaction that appears to evidence a possible violation of this 1940 Act Code of Ethics; and
•
apparent violations of the reporting requirements stated herein.

The Company CCO shall review the reports referenced hereunder and shall determine whether the policies established in this 1940 Act Code of Ethics have been violated, and what sanctions, if any, should be imposed on the violator. Sanctions include but are not limited to a letter of censure, suspension or termination of the employment of the violator, or the unwinding of the transaction and the disgorgement of any profits.

The Company CCO and the Board of the Company shall review the operation of this 1940 Act Code of Ethics at least annually. All material violations of this 1940 Act Code of Ethics and any sanctions imposed with respect thereto shall periodically be reported to the Board of the Company.

Certification

Each Access Person will be required to certify annually that he/she has read and understood the provisions of this Code and will abide by them. Each Access Person will further certify that he/she has disclosed or reported all personal securities transactions required to be reported under the Code. A form of such certification is attached below:

I certify that I have read and understand the Code of Ethics and recognize that I am subject to it.

[For Access Persons, unless otherwise covered by the Code of Ethics of the Adviser or Distributor, if applicable] I further certify that I have disclosed or reported all personal securities transactions and holdings as required to be reported under the Code.

[For Independent Directors] I further certify that [please check one]:

•
I have disclosed or reported on a quarterly transaction report all personal securities transactions for which I knew at the time of the transaction, or through the ordinary course of fulfilling my official duties as an Independent Director, should have known, that during the 15-day period immediately preceding or following the date of such transaction (or such period prescribed by applicable law) such Covered Security was purchase or sold, or was being considered for purchase of sale, by any Company.
•
I did not make any personal securities transactions for which I knew at the time of the transaction, or in the ordinary course of fulfilling my official duties as an Independent Director, should have known, that during the 15-day period immediately preceding or following the date of the transaction (or such period prescribed by applicable law) such Covered Security was purchased or sold, or was being considered for purchase or sale, by any Company.

Printed Name	:

Signature	:

Date	:

Before the Board of Directors of the Company may approve the Code of Ethics, the Company CCO must certify to the Board that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating this Code. Such certification shall be submitted to the Board of Directors at least annually.

Adopted:

Sarbanes-Oxley Code of Ethics for Chief Executive and Senior Financial Officers

CIFC Direct Lending Evergreen Fund (the “Company”) is committed to conducting business in accordance with applicable laws, rules and regulations and the highest standards of business ethics, and to fully and accurately disclose financial information in compliance with applicable law. This Sarbanes-Oxley Code of Ethics, applicable to the Company’s Principal Executive Officer, Principal Financial Officer (or persons performing similar functions) (together, “Senior Officers”), sets forth specific policies to guide such individuals in the performance of their duties.

As a Senior Officer, you must comply with applicable law. You also have a responsibility to conduct yourself in an honest and ethical manner; and you have leadership responsibilities that include creating a culture of high ethical standards and commitment to compliance, maintaining a work environment that encourages employees to raise concerns, and promptly addressing employee compliance concerns.

The Code of Ethics of the Company pursuant to Rule 17j-1(c) under the Investment Company Act of 1940, as amended (the “1940 Act”) (the “1940 Act Code of Ethics”), which this Sarbanes-Oxley Code of Ethics is intended to supplement, sets forth the fundamental principles and key policies and procedures that govern the conduct of persons acting on behalf of registered investment companies. All Covered Officers will be held accountable for adherence to this Sarbanes-Oxley Code of Ethics. Each Covered Officer must, upon the Company’s adoption of this Sarbanes-Oxley Code of Ethics (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he/she has received, read, and understands this Sarbanes-Oxley Code of Ethics by signing the Acknowledgement Form attached hereto as Exhibit A. Thereafter, each Covered Officer, on an annual basis, must affirm to the Board that he/she has complied with the requirements of this Sarbanes-Oxley Code of Ethics.

Compliance with Laws, Rules and Regulations

You are required to comply with the laws, rules and regulations that govern the conduct of our business and to report any suspected violations in accordance with the section below entitled “Violations”.

Conflicts of Interest

Senior Officers are expected to dedicate their best efforts to advancing the Company’s interests and to use objective and unbiased standards when making decisions that affect the Company, keeping in mind that you are subject to inherent conflicts of interest because certain officers are also officers of CIFC Private Credit Management, LLC (the “Adviser”) as well as the Company. Your obligation to conduct the Company’s business in an honest and ethical manner includes the ethical handling of actual or apparent conflicts of interest between personal and business relationships. A conflict of interest for the purpose of this 1940 Act Code of Ethics occurs when your private interests interfere in any way, or even appear to interfere, with the interests of the Company. The 1940 Act Code of Ethics, the Adviser’s and the Company’s allocation procedures and the other policies of the Company are designed to ensure the ethical handling of such conflicts. As a result, it is incumbent on you to be familiar with the 1940 Act Code of Ethics, the Adviser’s and Company’s allocations procedures and other rules and regulations under the 1940 Act as well as the policies of the Company. When making any investment, accepting any position or benefits, participating in any transaction or business arrangement, or otherwise acting in a manner that creates or appears to create a conflict of interest where you are receiving a personal benefit, you should act in accordance with the letter and the spirit of the 1940 Act Code of Ethics and/or the Company’s or the Adviser’s other applicable policies and procedures. If you are in doubt as to the application or interpretation of any of these, you should make full disclosure of all facts and circumstances to and obtain the prior written approval of the Secretary.

Disclosures

It is the policy of the Company to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (“SEC”) and in all other public communications made by the Company. As a Senior Officer, you are required to promote compliance with this policy by all employees and to abide by the Company’s standards, policies and procedures designed to promote compliance with this 1940 Act Code of Ethics.

Waivers of the Sarbanes-Oxley Code of Ethics

Any waiver of this Sarbanes-Oxley Code of Ethics, including an implicit waiver, granted to a Senior Officer may be made only by the Board or a committee of the Board to which such responsibility has been delegated, and must be disclosed by the Company in the manner prescribed by law.

No Rights Created

This Sarbanes-Oxley Code of Ethics is a statement of certain fundamental principles, policies and procedures that govern the Company’s Senior Officers in the conduct of the Company’s business. It is not intended to and does not create any rights in any employee, investor, supplier, competitor, shareholder or any other person or entity.

Exhibit A

CIFC Direct Lending Evergreen Fund

PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICER ANNUAL CERTIFICATE

Pursuant to the requirements of the Sarbanes-Oxley Code of Ethics for Principal Executive and Senior Financial Officers of CIFC Direct Lending Evergreen Fund, a Business Development Company (the “Company”) the undersigned hereby certifies as follows:

1.
I have read the Company’s Sarbanes-Oxley Code of Ethics for Principal Executive and Senior Financial Officers.
2.
I understand the Sarbanes-Oxley Code of Ethics for Principal Executive and Senior Financial Officers and acknowledge that I am subject to it.
3.
I affirm that I have complied with the requirements of this code.

Date	Print Name

Signature